Exhibit 99.1

          Trex Company Announces Second Quarter 2005 Results

    WINCHESTER, Va.--(BUSINESS WIRE)--July 27, 2005--Trex Company, Inc. (NYSE: TWP), manufacturer of Trex(R) decking and railing, today announced financial results for the second quarter ended June 30, 2005.
    Net sales for the 2005 second quarter totaled $82.9 million, compared to $83.4 million for the second quarter of 2004. The Company reported a net loss for the 2005 second quarter of $1.0 million, or $0.07 per diluted share, compared to net income of $11.1 million, or $0.75 per diluted share, for the 2004 second quarter.
    For the six months ended June 30, 2005, Trex Company reported net sales of $172.8 million, compared to net sales of $159.7 million for the six months ended June 30, 2004. Net income for the 2005 six-month period totaled $7.4 million, or $0.50 per diluted share, compared to $20.4 million, or $1.38 per diluted share, for the 2004 six-month period.
    Chairman and Chief Executive Officer Robert Matheny said, "As we previously announced, 2005 has been more challenging than expected due to a variety of factors. While our second-quarter revenues exceeded the estimates we provided in June, our sales for the period were still negatively affected by higher-than-anticipated trade inventory levels entering 2005 and a resulting adjustment of inventory by retailers and distributors. Sales of Trex products reported at the retail level exceeded our sales growth at the Company level, reflecting a draw-down of channel inventory. Bad weather in many parts of the U.S. further impeded the sell-through of our products by delaying the onset of this year's decking season, while constraints in railing production capacity restricted our ability to capitalize on the growth in demand in this product area and also affected related decking sales.
    "Although the Company's bottom-line results for the 2005 second quarter also exceeded the earnings estimate we provided in June, our earnings were negatively affected by a substantial increase in the price of plastic raw materials and a less-favorable manufacturing performance than in last year's second quarter.
    "While our results in the first half of 2005 were disappointing, we are encouraged by the positive reaction to our new decking products, Trex Accents(R) and Trex Brasilia(TM). Both have been well-received and are setting the standard for aesthetics in the composite decking market. Although trade inventories are not highly transparent, we believe the inventory adjustment is now largely behind us and that the stronger velocity of Trex products we have been seeing at the retail level will gradually be reflected in our Company sales.
    "In addition, we are actively pursuing a number of initiatives that we expect will further strengthen our momentum in the second half of the year, including retail expansion in many channels and pull-through oriented marketing programs. We are also reducing SG&A spending and pursuing manufacturing efficiencies at each of our three plants. However, fixed manufacturing costs will be under-absorbed in the second half, as we slow our production rate to achieve the optimal finished goods inventory level at year-end.
    "Beyond working to maximize results in the second half of 2005, we are vigorously pursuing initiatives to strengthen Trex Company for 2006. We intend to continue to set the standard for market-based innovation in the category, building on our recent success with Trex Accents, Trex Brasilia, and the new Trex Artisan Series Railing(TM). In particular, we will continue to leverage our leading brand to create product awareness, assurance, and interest."
    The Company confirmed its most recent guidance for 2005, announced on June 22, 2005, which called for net sales to range from $270 million to $280 million and diluted earnings per share to range from $0.50 to $0.60.
    The Company has scheduled a conference call for 10:00 a.m. ET on July 28, 2005 to discuss its second-quarter 2005 results. A live webcast of the conference call will be available to all investors at the Trex Company website at www.trex.com. The call will also be simulcast at www.streetevents.com.
    For those who cannot listen to the live broadcast, an audio replay of the call will be available on these web sites for 30 days. A telephone replay of the call will also be available through Wednesday, August 3, 2005. To listen to the telephone replay, dial 706-645-9291 and enter conference ID #7806740.

    About Trex Company

    Trex Company is the nation's largest manufacturer of composite decking and railing, with over 13 years of product experience. Products are marketed under the brand name Trex(R). Made from a unique formulation of reclaimed wood and plastic, combined through a proprietary process, Trex decking and railing offer significant design flexibility with fewer ongoing maintenance requirements than wood. For more information, visit the Company's website, www.trex.com. Trex(R), Trex Accents(R), Trex Brasilia(TM) and Trex Artisan Series Railing(TM) are trademarks of Trex Company, Inc., Winchester, Va.

    The statements in this press release regarding the Company's expected sales performance and operating results, its projections of net sales, net income, earnings per share and costs, its anticipated financial condition and its business strategy constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause the Company's actual operating results to differ materially. Such risks and uncertainties include the extent of market acceptance of the Company's products, the sensitivity of the Company's business to general economic conditions, the Company's ability to continue to obtain raw materials at acceptable prices, the Company's ability to increase production levels to meet increasing demand for its products, and the highly competitive markets in which the Company operates. The Company's report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2005 and its subsequent filing on Form 10-Q for the first quarter of 2005 discuss some of the important factors that could cause the Company's actual results to differ materially from those expressed or implied in these forward-looking statements. The Company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.


                          TREX COMPANY, INC.
           Condensed Consolidated Statements of Operations
           (In thousands, except share and per share data)
                             (Unaudited)


                       Three Months Ended         Six Months Ended
                            June 30,                  June 30,
                       2004         2005         2004         2005
                    -----------  -----------  -----------  -----------

Net sales          $    83,407  $    82,865  $   159,664  $   172,769

Cost of sales           46,425       59,992       92,699      116,560
                    -----------  -----------  -----------  -----------

Gross profit            36,982       22,873       66,965       56,209

Selling, general
 and
 administrative
 expenses               18,528       25,025       32,667       44,441
                    -----------  -----------  -----------  -----------

Income (loss) from
 operations             18,454       (2,152)      34,298       11,768

Interest expense,
 net                      (935)        (720)      (1,909)      (1,476)
                    -----------  -----------  -----------  -----------

Income (loss)
 before income
 taxes                  17,519       (2,872)      32,389       10,292

Income taxes             6,451       (1,858)      11,984        2,902
                    -----------  -----------  -----------  -----------

Net income (loss)  $    11,068  $    (1,014) $    20,405  $     7,390
                    ===========  ===========  ===========  ===========

Diluted earnings
 (loss) per common
 share             $      0.75  $     (0.07) $      1.38  $      0.50
                    ===========  ===========  ===========  ===========


Diluted weighted
 average shares
 outstanding        14,771,024   14,772,498   14,765,333   14,912,299
                    ===========  ===========  ===========  ===========




                          TREX COMPANY, INC.
                 Condensed Consolidated Balance Sheets
                   (In thousands, except share data)



                                                31-Dec-04   30-Jun-05
                                               ----------- -----------
ASSETS                                                     (unaudited)
Current  assets:
 Cash and cash equivalents                        $23,925      $8,814
 Restricted cash                                   20,959       4,631
 Accounts receivable                               21,964      26,842
 Inventories                                       44,357      47,861
 Prepaid expenses and other assets                  4,162       3,411
 Income taxes receivable                              497       6,542
 Deferred income taxes                              2,975       1,629
                                               ----------- -----------
  Total current assets                            118,839      99,730
                                               ----------- -----------
Property, plant and equipment, net                158,389     189,838
Goodwill                                            6,837       6,837
Other assets                                        2,986       2,809
                                               ----------- -----------
  Total assets                                   $287,051    $299,214
                                               =========== ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable and accrued expenses            $31,496     $43,942
 Current portion long-term debt                     8,932       8,993
                                               ----------- -----------
  Total current liabilities                        40,428      52,935
                                               ----------- -----------
 Deferred income taxes                             15,808      15,534
 Debt-related derivatives                           1,736       1,730
 Long-term debt, net of current portion            69,565      61,029
                                               ----------- -----------
  Total liabilities                               127,537     131,228
                                               ----------- -----------
Stockholders' equity:
 Preferred stock, $0.01 par value, 3,000,000
  shares authorized; none issued and
  outstanding                                          --          --
 Common stock, $0.01 par value, 40,000,000
  shares authorized; 14,843,820 and 14,881,667
  shares issued and outstanding at December
  31, 2004 and June 30, 2005                          148         149
 Additional paid-in capital                        60,182      61,750
 Deferred compensation                             (1,259)     (1,751)
 Accumulated other comprehensive loss              (1,098)     (1,093)
 Retained earnings                                101,541     108,931
                                               ----------- -----------
  Total stockholders' equity                      159,514     167,986
                                               ----------- -----------
  Total liabilities and stockholders' equity     $287,051    $299,214
                                               =========== ===========




                          TREX COMPANY, INC.
           Condensed Consolidated Statements of Cash Flows
                            (In thousands)
                             (Unaudited)


                                                 Six Months Ended June
                                                                   30,
                                                    2004       2005
                                                  ---------  ---------
OPERATING ACTIVITIES
Net income                                       $  20,405  $   7,390
Adjustments to reconcile net income to net cash
 provided by (used in) operating activities:
Depreciation and amortization                        6,576      7,406
Other non-cash charges                               1,684      3,038
Changes in operating assets and liabilities         11,159     (1,230)
                                                  ---------  ---------

Net cash provided by operating activities        $  39,824  $  16,604
                                                  ---------  ---------

INVESTING ACTIVITIES                               ($9,059)  ($23,467)
                                                  ---------  ---------

FINANCING ACTIVITIES                                  ($28)   ($8,248)
                                                  ---------  ---------

Net increase (decrease) in cash and cash
 equivalents                                     $  30,737  $ (15,111)
Cash and cash equivalents at beginning of period $   8,151  $  23,925
                                                  ---------  ---------

Cash and cash equivalents at end of period       $  38,888  $   8,814
                                                  =========  =========


    CONTACT: Trex Company, Inc.
             Paul Fletcher, 540-542-6300
             or
             Investor Relations:
             Lippert/Heilshorn & Assoc.
             Harriet Fried, 212-838-3777